                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                   Boise Cascade Office Products Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                          LOGO

                                            BOISE CASCADE
                                            OFFICE PRODUCTS
                                            CORPORATION

                                            ------------------------------------

                                            ANNUAL MEETING
                                            OF SHAREHOLDERS

                                            ITASCA, ILLINOIS
                                            APRIL 22, 1997

                                            ------------------------------------

                                            NOTICE AND PROXY
                                            STATEMENT

NOTICE OF ANNUAL MEETING
                                                                           LOGO

800 West Bryn Mawr Avenue         George J. Harad            BOISE CASCADE
Itasca, Illinois 60143-1594       Chairman of the Board      OFFICE PRODUCTS CORPORATION

March 11, 1997

Dear Shareholder:

     You are cordially invited to attend the Boise Cascade Office Products Corporation annual meeting of shareholders. The meeting will be held at the Company's headquarters, 800 West Bryn Mawr Avenue, Itasca, Illinois, at 10 a.m., Central daylight time, on Tuesday, April 22, 1997. Your board of directors and management look forward to greeting personally those shareholders able to be present. Nevertheless, if you are unable to attend, I urge you to return the enclosed proxy card as soon as possible.

     The meeting will be held for the following purposes:

        1.  To elect two directors to serve three-year terms.

        2. To consider and act upon a resolution to ratify the board of directors' appointment of Arthur Andersen LLP as independent auditors for the Company for 1997.

        3. To transact any other business that may properly come before the meeting.

     Shareholders of record on February 27, 1997, will be entitled to vote.

     During the meeting, management will review the Company's performance during the past year and comment on the outlook for the Company. There will be time for questions shareholders may have about the Company and its operations. Management representatives will also be on hand to talk individually with shareholders about our business.

     Regardless of the number of shares you own, your vote is important. Unless you plan to attend the meeting, please sign and return the proxy card in the enclosed envelope at your earliest convenience.

Sincerely yours,

LOGO
George J. Harad

PROXY STATEMENT

     This statement is being mailed on or about March 11, 1997, to the shareholders of Boise Cascade Office Products Corporation (the "Company"), 800 West Bryn Mawr Avenue, Itasca, Illinois 60143-1594, in connection with the solicitation of proxies by the board of directors for the Company's 1997 annual meeting of shareholders.

     A shareholder who signs and returns the enclosed proxy may revoke it at any time prior to its exercise by delivering a later proxy to the independent tabulator, by giving the Company written notice of revocation prior to or at the annual meeting of shareholders, or by voting in person at the meeting.

     The Company's proxy cards will be collected and tabulated by the inspector of election for the meeting, Corporate Election Services, Inc. The tabulator will forward comments written on the proxy cards to the Company for management's information.

BUSINESS AT THE MEETING

1.  ELECTION OF DIRECTORS

     Your board of directors presently consists of six directors divided into three classes. Two directors are to be elected at the annual meeting, each to hold office until the annual meeting of shareholders in 2000. Both the nominees are presently directors. Four directors will continue to serve in accordance with their previous elections.

     In the absence of other instructions, shares of the Company's common stock represented by properly executed proxies will be voted in favor of the nominees. If any nominee becomes unavailable for election for any reason, either the proxies will be voted for a substitute nominated by the board of directors or the board may make an appropriate reduction in the number of directors to be elected. Unless the number of directors to be elected has been so reduced, the two nominees for election as directors at the annual meeting who receive the greatest number of votes at the meeting will be elected as directors. Abstentions and broker nonvotes will have no effect on the election of directors.

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2000

-------------------

                  JAMES G. CONNELLY III, 51, was elected to the board of directors in 1995. He is president and chief operating officer of Caremark International Inc., a wholly owned subsidiary of MedPartners, Inc., since September 1996 and a national provider of health care management and services, and has served Caremark in that capacity since 1992. From 1990 to 1992, Mr. Connelly was a group vice president of Baxter International, Inc., a manufacturer and marketer of health care products. Prior to that time, he was a corporate vice president of Baxter, responsible for its hospital supply business group.

-------------------

                  PETER G. DANIS JR., 65, was elected a member of the board and president and chief executive officer of the Company in 1995. He has served as executive vice president and general manager, Office Products Distribution of Boise Cascade Corporation, since 1993 and has been an executive officer of Boise Cascade Corporation since 1977.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

-------------------

                  THEODORE CRUMLEY, 51, was elected to the board of directors in 1995. He is currently senior vice president and chief financial officer of Boise Cascade Corporation and has been an executive officer of Boise Cascade Corporation since 1990. Mr. Crumley is also a director of Hecla Mining Company.

-------------------

                  A. WILLIAM REYNOLDS, 63, was elected to the board of directors in 1995. He is the chief executive of Old Mill Group, a private investment firm. Mr. Reynolds is the former chairman of the board and chief executive officer of GenCorp Inc., a diversified manufacturing and service company. He is also a director of Boise Cascade Corporation, Eaton Corporation, and Stant Corporation and former chairman of the Federal Reserve Bank of Cleveland.

DIRECTORS WHOSE TERMS EXPIRE IN 1998

-------------------

                  JOHN B. CARLEY, 63, was elected to the board of directors in 1995. He is a director, chairman of the Executive Committee of the board of directors, and former president and chief operating officer of Albertson's, Inc., a retail food and drug company. Mr. Carley is also a director of Idaho Power Company.

-------------------

                  GEORGE J. HARAD, 52, was elected to the board of directors in 1995 and became chairman of the board that same year. He is chairman of the board and chief executive officer of Boise Cascade Corporation and has been an executive officer of Boise Cascade Corporation since 1982. Mr. Harad is also a director of Allendale Insurance Co.

INFORMATION WITH RESPECT TO MAJORITY SHAREHOLDER

     As of December 31, 1996, Boise Cascade Corporation, a Delaware corporation ("Boise Cascade"), headquartered in Boise, Idaho, beneficially owned an aggregate of 50,750,000 shares, or approximately 81%, of the Company's outstanding common stock, with sole voting and investment power over all of the shares. By virtue of their relationship with Boise Cascade, Messrs. Crumley, Harad, and Reynolds may be deemed to beneficially own the shares of the Company's common stock owned by Boise Cascade. Each of these three individuals disclaims any beneficial ownership of the shares owned by Boise Cascade.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     During 1996, the board of directors held six meetings. All directors attended at least 75% of the total meetings of the board and the committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has an Audit Committee composed of two members, neither of whom is an officer, employee, or former officer of the Company or a director or officer of any corporation holding more than 10% of the voting shares in the capital of the Company. The committee meets periodically with management, Boise Cascade's Internal Audit staff, and representatives of the Company's independent auditors to ensure that appropriate audits of the Company's affairs are being conducted. In carrying out these responsibilities, the committee reviews the scope of internal and external audit activities and the results of the annual audit. The committee is also responsible for recommending a public accounting firm to serve as independent auditors each year. Both the independent auditors and the internal auditors have direct access to the Audit Committee to discuss the results of their examinations, the adequacy of internal accounting controls, and the integrity of financial reporting. The committee chairman is James G. Connelly III, and its other member is Mr. Carley. During 1996, this committee held two meetings.

     The board of directors has a Compensation Committee composed of the Company's nonemployee directors, none of whom is an executive officer of another company on whose board of directors any executive officer of the Company serves or an officer, employee, or former officer of any corporation holding more than 10% of the voting shares in the capital of the Company. The Compensation Committee is responsible for establishing all executive officer compensation and for administering stock option and variable compensation programs applicable to officers and directors. The committee chairman is A. William Reynolds, and its other members are Messrs. Carley and Connelly. During 1996, this committee held three meetings.

     The board of directors has a Committee of Independent Directors composed of two members, neither of whom is an officer, employee, or former officer of the Company or a director or officer of any corporation holding more than 10% of the voting shares in the capital of the Company. The Committee of Independent Directors is responsible for reviewing and approving the terms of all material agreements and transactions between the Company and any corporation holding more than 10% of the voting shares in the capital of the Company. This committee also reviews and evaluates any significant related party transactions between the Company and any officer, director, or principal shareholder. The committee chairman is John B. Carley, and its other member is Mr. Connelly. During 1996, this committee did not hold any meetings.

     Shareholders wishing to suggest nominees for the board's consideration for future elections should write to A. James Balkins III, Corporate Secretary, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, stating in detail the proposed nominee's qualifications and other relevant biographical information and providing an indication of the proposed nominee's consent to accept nomination. Shareholders wishing to nominate directors directly rather than through the board of directors should review the procedures described in this proxy statement under "Shareholder Proposals -- Shareholder Nominations for Directors."

DIRECTORS' COMPENSATION

     Directors, except those who are also officers of the Company or of Boise Cascade, are paid an annual retainer of $10,000 plus a fee of $1,000 for each board meeting which a director attends, including committee meetings held the same day, and for each committee meeting held on a day other than the board meeting date. The directors are reimbursed for travel and other expenses related to attendance at the meetings.

     In 1995, the board of directors adopted the Director Stock Option Plan ("DSOP"). Under the DSOP, each individual who is not an employee of the Company or Boise Cascade will receive a stock option grant on July 31. Directors elected between August 1 and December 31 will also receive a grant when they are elected to the board. In 1996, each of the Company's nonemployee directors received an option to purchase 4,000 shares of the Company's common stock at a price equal to the market price of the stock on the date the option was granted. The options are exercisable one year following the date of grant and expire the earlier of
(a) three years following the director's retirement, resignation, death, or termination as a director of the Company or (b) ten years after the grant date. The DSOP was approved in February 1995 by Boise Cascade, the Company's sole shareholder at that time.

     The Company also has deferred compensation plans for nonemployee directors. The initial plan, adopted in February 1995, allowed each eligible director to defer a portion of his cash compensation earned between February 14, 1995, and December 31, 1995. In mid-1995, a new plan was adopted, similar to the initial plan, which allows each nonemployee director to defer cash compensation earned between January 1, 1996, and December 31, 2000.

     Under these plans, nonemployee directors may defer from a minimum of $5,000 to a maximum of 100% of their cash compensation in a calendar year. Interest accrues on deferred compensation at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. The initial plan also provides a minimum death benefit equal to 1.5 times a participant's total deferrals for the period February 14, 1995, through December 31, 1995. Benefits under these plans are not funded and are paid out of the Company's general assets. Participants in the program are unsecured general creditors of the Company with respect to these benefits. As of December 31, 1996, all three eligible directors were participating in the deferred compensation plans.

     During 1995, the Company entered into a number of transactions with Boise Cascade which are described under "Related Party Transactions." None of the transactions constitutes compensation for Messrs. Crumley, Harad, or Reynolds.

2.  RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder ratification, the board of directors has appointed the public accounting firm of Arthur Andersen LLP as the Company's independent auditors for 1997. Representatives of the firm will be available at the annual meeting to respond to questions from shareholders. They have advised the Company that they do not presently plan to make a statement at the meeting, although they will have the opportunity to do so.

     In the absence of other instructions, shares of the Company's common stock represented by properly executed proxies will be voted "FOR" the ratification of the appointment of Arthur Andersen LLP as auditors for 1997.

    The Board of Directors Unanimously Recommends a Vote "FOR" Ratification of the Appointment of Arthur Andersen LLP as Auditors for 1997.

3.  OTHER BUSINESS

     The Company's management knows of no other matters to be brought before the meeting for a vote. If, however, other matters are presented for a vote at the meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters.

     At the meeting, management will report on the Company's business, and shareholders will have an opportunity to ask questions.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     According to information furnished to the Company by the directors, nominees for director, and executive officers, the shares of Company common stock beneficially owned by them on December 31, 1996, were as follows:

                           OWNERSHIP OF COMPANY STOCK
--------------------------------------------------------------------------------

                                                                               AMOUNT AND NATURE OF        PERCENT
                          NAME OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP       OF CLASS
-------------------------------------------------------------------------------------------------------------------
DIRECTORS(1)
John B. Carley...............................................................           12,000                  *
James G. Connelly III........................................................            9,000                  *
Theodore Crumley.............................................................            1,000                  *
Peter G. Danis Jr............................................................          243,800(2)               *
George J. Harad..............................................................            2,000                  *
A. William Reynolds..........................................................           28,000                  *
OTHER NAMED EXECUTIVES
Richard L. Black.............................................................           67,294(2)               *
Christopher C. Milliken......................................................           74,051(2)               *
Carol B. Moerdyk.............................................................           79,400(2)               *
Lawrence E. Beeson...........................................................           57,286(2)               *
All directors, nominees for director,
  and executive officers as a group(1)(2)....................................          663,709               1.04%

* Less than 1% of class
--------------------------------------------------------------------------------

(1) Beneficial ownership for the directors includes all shares held of record or in street name, plus options granted but unexercised under the Director Stock Option Plan ("DSOP"), described under "Election of
    Directors -- Directors' Compensation." The number of shares subject to options under the DSOP included in the beneficial ownership table is as follows: Messrs. Carley, 8,000 shares; Connelly, 8,000 shares; Reynolds, 8,000 shares; and directors as a group, 24,000 shares.

(2) The beneficial ownership for these executive officers includes all shares held of record or in street name, plus options granted but unexercised under the Key Executive Stock Option Plan ("KESOP"), described under "Compensation Tables -- Stock Options," and interests in shares of common stock held by the trustee of the Savings and Supplemental Retirement Plan ("SSRP"), a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. The following table indicates the nature of each executive's stock ownership.

                                                                    Common      Unexercised        SSRP
                                                                    Shares        Option         (Common
                                                                     Owned        Shares          Stock)
                                                                    -------     -----------     ----------
        Peter G. Danis Jr.........................................  22,000         221,800             0
        Richard L. Black..........................................   1,494          65,800             0
        Christopher C. Milliken...................................   8,400          60,400         5,251
        Carol B. Moerdyk..........................................   5,000          74,400             0
        Lawrence E. Beeson........................................   1,250          55,600           436

        All executive officers as a group.........................  42,624         562,800         6,285

     On December 31, 1996, the Company's directors, nominees for director, and executive officers beneficially owned the indicated number of shares of Boise Cascade's common and preferred stock:

                  OWNERSHIP OF BOISE CASCADE CORPORATION STOCK
--------------------------------------------------------------------------------

                                                                                           TOTAL
                                                 COMMON      UNEXERCISED      SSRP        SHARES          ESOP
                                                 SHARES        OPTION        (COMMON      COMMON       (PREFERRED
           NAME OF BENEFICIAL OWNER               OWNED        SHARES        STOCK)        STOCK       STOCK)(2)
-----------------------------------------------------------------------------------------------------------------
DIRECTORS
John Carley....................................   3,000               0           0         3,000             0
Theodore Crumley...............................   1,180          88,283       7,910        97,373           437
Peter G. Danis Jr..............................   1,740          92,017       3,951        97,708           404
George J. Harad................................   3,050         561,650       7,786       572,486 (1)       637
A. William Reynolds............................  10,000           9,710           0        19,710             0
OTHER NAMED EXECUTIVES
Richard L. Black...............................       0          13,200           0        13,200             0
Christopher C. Milliken........................       0           2,425           0         2,425           788
Carol B. Moerdyk...............................       0          48,533          41        48,574           230
All directors, nominees for director,
  and executive officers as a group............  20,984         965,984      25,332     1,012,300 (1)     5,312

--------------------------------------------------------------------------------

(1) Mr. Harad beneficially owns about 1.1% of Boise Cascade's common stock. All of the Company's executive officers, directors, or nominees for director (as a group) beneficially own 1.9% of Boise Cascade's common stock.

(2) The Company's executive officers, directors, or nominees for director (individually or as a group) do not own more than 1% of any series of Boise Cascade's preferred stock.

EXECUTIVE COMPENSATION

     The Compensation Committee of the board of directors, consisting entirely of nonemployee directors, is responsible for approving the compensation programs and individual salaries for the Company's executive officers. The following report is intended to assist shareholders in understanding the basis for the committee's compensation decisions during 1996.

COMPENSATION COMMITTEE REPORT

     The Company is committed to providing competitive total compensation to all employees. The Company's executive compensation program is designed to attract, motivate, reward, and retain the broad-based management talent critical to the Company's achievement of its objectives.

     Compensation for all the Company's employees, including its executive officers, is based on each employee's job responsibilities and on his or her individual performance over time. In order to ensure that compensation levels remain competitive in light of the compensation program objectives, the Company subscribes to various reports on executive compensation and collects information about the compensation practices of seven other companies within the office products distribution industry. (All of these companies are included in the Industry Comparables Index included in the performance graph following this report.) The companies within the office products distribution industry used for this purpose are selected primarily because comparable levels of responsibility can be identified for executives within these companies. The Company also collects information regarding compensation practices of approximately 107 distribution and retail companies. Collectively, these office products distribution, general distribution, and retail companies are referred to as "peer group" companies in this report. In addition to the compensation information regarding peer group companies, the Company and the Compensation Committee utilize information regarding executive compensation programs provided by human resource consulting firms, including, in 1996, Hewitt Associates and Management Compensation Services.

     The Company's executive compensation program has four principal components: base salary, annual variable incentive compensation, stock options, and other compensation programs. The committee believes these components collectively provide competitive compensation and form an appropriate relationship between an executive's compensation, the executive's performance, and the Company's performance. The Company's executive compensation plans also reflect the committee's intent that compensation paid to executive officers will qualify for federal income tax deduction by the Company.

However, the committee recognizes that an element of subjective judgment is inherent in executive compensation decisions and reserves the authority to make compensation payments that may not necessarily satisfy federal tax law requirements regarding deductibility.

     During 1996, compensation for executive officers and key managers was directly linked to the Company's performance through a cash-based annual variable (at-risk) incentive component and was also linked to the growth in the value of the Company's stock through a stock option program.

     BASE SALARY. A salary guideline is established for each salaried position in the Company, including each executive officer position. The midpoint of each salary guideline is generally equal to the average salary adjusted for company size (sales) of equivalent positions at the peer group companies. The committee determines each executive officer's base salary by reviewing his or her sustained job performance over time, based on individual performance and performance of the business or staff unit over which the executive officer exercises responsibility. Business unit performance is assessed against such measures as economic value added ("EVA"(R)), return on total capital, achievement of sales or operating targets, effectiveness of cost-containment measures, progress toward implementation of Total Quality process improvements, and other factors relevant to each executive officer's position (such as staff functional objectives to support business goals). The relative weight attributed to each factor, with respect to each executive officer, is an inherently subjective judgment.

     ANNUAL VARIABLE INCENTIVE COMPENSATION. The Compensation Committee establishes objective performance criteria for the Company's annual executive officer variable incentive compensation program, or pay at risk. This program is applicable to about 100 of the Company's key managers, including all executive officers. The plan covering executive officers is administered by the Compensation Committee. The committee has established a target payout for the chief executive officer which, over time, should average approximately 60% of the chief executive officer's base salary, assuming satisfactory Company performance.

     For 1996, the criteria for the executive officer plan (including the chief executive officer) specified percentages of the participants' compensation to be paid as additional cash compensation based on improvements in the Company's EVA. Economic value added is determined by calculating the Company's income from operations and subtracting a cost of capital charge. The cost of capital charge is intended to represent an estimated average of the Company's weighted pretax cost of capital. The actual payout under this plan, if any, will vary from year to year, depending on the Company's financial performance during each year. Target payout amounts for executive officers also vary depending on each officer's level of responsibility and competitive compensation practices.

     For the chief executive officer, payment under the 1996 program equaled 123.6% of base salary and is reported in the Summary Compensation Table. Amounts paid under the variable incentive program are reflected in the Summary Compensation Table.

     STOCK OPTIONS. The Company's long-term incentive compensation for executive officers and other key managers is provided through grants of stock options. The Company's shareholders have approved the Key Executive Stock Option Plan, which is administered by the Compensation Committee of the board of directors. The number of stock options granted is determined by a competitive compensation analysis and consultants' recommendations and is based on each individual's salary guideline and responsibility. The committee may also consider the number and exercise price of options granted to individuals in the past. Corporate or business unit measures are not used by the committee in determining the size of individual option grants. All grants have been made with an exercise price equal to the fair market value of the Company's common stock on the date of grant, except that initial grants made in 1995 were made with an exercise price equal to the initial public offering price of the Company's common stock.

     During 1996, stock options were granted to the Company's executive officers and other participating employees. Mr. Danis received a grant of an option to purchase 87,000 shares of the Company's common stock. In determining the number of shares to include in Mr. Danis' grant, the committee considered information about stock option grants to chairmen and chief executive officers of the peer group companies, including the number of shares granted to other chief executive officers and the value of those options, as well as the size of grants offered to the Company's other executive officers.

     The stock option plan limits the number of shares that can be issued to any individual over the life of the plan to 20% of the total number of shares authorized by shareholders for issuance under the plan. This provision reflects the committee's view that the stock option plan is intended to provide long-term incentive compensation to a relatively broad spectrum of the Company's executives.

     OTHER COMPENSATION PLANS. Each of the Company's executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various compensation and benefit plans, as described more fully in the footnotes to the Summary Compensation Table and under the heading "Other Benefit Plans" in this proxy statement. Each of these plans or programs is an integral part of the Company's overall compensation program, which is designed to provide competitive compensation, to effectively motivate superior long-term job performance, and to enable the Company to continue to attract and retain executives with the abilities to build and manage the Company into the future.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. For 1996, the committee reviewed the criteria discussed under "Base Salary" above and established the chief executive officer's base salary. In 1996, the committee set Mr. Danis' base salary at $432,000 per year. This reflects Mr. Danis' 29 years of combined experience with the Company and Boise Cascade, his responsibilities as chief executive officer, and his role in the Company's strategic growth, cost-effectiveness programs, and Total Quality evolution. This salary rate is approximately 0.7% above the midpoint of the designated salary guideline ($429,000) for the Company's chief executive officer. Mr. Danis also received payments under the Company's incentive compensation plan, as previously described.

     COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

           A. William Reynolds, Chairman
           John B. Carley
           James G. Connelly III

PERFORMANCE GRAPH

     The following graph provides a quarterly comparison of cumulative total shareholder return from April 7, 1995 (the date that the Company's common stock began trading on the New York Stock Exchange following its initial public offering), through December 31, 1996, for the Company, the Standard & Poor's 500 index, and a selected group of office products companies including BT Office Products, Corporate Express, Office Depot, OfficeMax, Staples, U.S. Office Products Company, and Viking Office Products. The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends, if any.

                                       Boise Cascade
        Measurement Period            Office Products         Industry
      (Fiscal Year Covered)             Corporation      Comparables Index*     S&P 500 Index
4/7/95                                       100                 100                 100
6/95                                          89                 114                 108
9/95                                         111                 136                 117
12/95                                        171                 124                 124
3/96                                         262                 141                 130
6/96                                         277                 152                 136
9/96                                         140                 153                 140
12/96                                        166                 124                 152

                                          BASE
                                         PERIOD     RETURN     RETURN     RETURN     RETURN     RETURN     RETURN     RETURN
COMPANY/INDEX NAME                       4/7/95      6/95       9/95      12/95       3/96       6/96       9/96      12/96
----------------------------------------------------------------------------------------------------------------------------
Boise Cascade Office Products
  Corporation                             $100       $ 89       $111       $171       $262       $277       $140       $166
Industry Comparables Index*                100        114        136        124        141        152        153        124
S&P 500 Index                              100        108        117        124        130        136        140        152

* Industry Comparables Index includes BT Office Products, Corporate Express, Office Depot, OfficeMax, Staples, U.S. Office
  Products Company, and Viking Office Products.

COMPENSATION TABLES

     The individuals named in the following tables include the Company's chief executive officer and the four, other, most highly compensated executive officers of the Company during 1996.

     The following table describes compensation earned by the named individuals during each of the last two years. Because the Company first became publicly held in April 1995, the compensation figures also include amounts paid to the individuals during the period from January through March 1995 when the Company was operating as a division of Boise Cascade.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                  ANNUAL COMPENSATION             ------------
                                         --------------------------------------    SECURITIES
                                                                     OTHER         UNDERLYING
                                                                    ANNUAL          OPTIONS/        ALL OTHER
                                         SALARY($)   BONUS($)   COMPENSATION($)     SARS(#)      COMPENSATION($)
  NAME AND PRINCIPAL POSITION     YEAR      (2)        (3)            (4)             (5)              (6)
----------------------------------------------------------------------------------------------------------------
Peter G. Danis Jr.,               1996   $422,100   $533,952        $     0           87,000         $56,935
President and Chief               1995    385,800    398,762            839          134,800          49,684
  Executive Officer(1)

Richard L. Black,                 1996    209,853    171,399              0           32,000          14,483
President, Reliable Corporation   1995    192,213    157,054              0           33,800           6,608

Christopher C. Milliken,          1996    207,522    199,331              0           32,000          16,228
Senior Vice President,            1995    182,505    158,094              0           42,400          14,444
  Operations(1)

Carol B. Moerdyk,                 1996    202,257    192,823              0           32,000          24,123
Senior Vice President and         1995    182,067    158,094              0           42,400          22,838
  Chief Financial Officer and
  Treasurer(1)

Lawrence E. Beeson,               1996    188,760    136,996              0           13,200          11,529
Vice President, Marketing         1995    138,762    128,192         28,318           42,400           5,855
----------------------------------------------------------------------------------------------------------------

(1) Mr. Danis is also executive vice president and general manager, Office Products Distribution, Boise Cascade Corporation. Mr. Milliken is also vice president, operations, Office Products Distribution, Boise Cascade Corporation. Ms. Moerdyk is also vice president, finance, Office Products Distribution, Boise Cascade Corporation.

(2) Includes amounts deferred under the SSRP, Key Executive Deferred Compensation Plan, and 1995 Executive Officer Deferred Compensation Plan. Mr. Beeson commenced his employment with the Company on April 1, 1995. His annual salary for 1995 was approximately $185,000.

(3) Payments, if any, under the Company's variable incentive compensation program. See "Executive Compensation -- Compensation Committee
    Report -- Annual Variable Incentive Compensation."

(4) The amounts shown in this column reflect the amount of federal income tax incurred by the named executive and paid by the Company relating to various executive officer benefits. In 1995, Mr. Beeson received a moving expense reimbursement of $28,318. The cost incurred by the Company during these years for all the various perquisites provided to each of the named executive officers, except for Mr. Beeson for 1995, is not included in this column, because the amount did not exceed the lesser of $50,000 or 10% of the executive's compensation during each year.

(5) Grants under the Company's Key Executive Stock Option Plan.

(6) Amounts disclosed in this column include the following:
--------------------------------------------------------------------------------

                                       COMPANY MATCHING       ACCRUALS OF        ALLOCATIONS TO       COMPANY-
                                       CONTRIBUTIONS TO       ABOVE-MARKET        BOISE CASCADE     PAID PORTION
                                         THE DEFERRED         INTEREST ON          CORPORATION      OF EXECUTIVE
                                       COMPENSATION OR          DEFERRED            EMPLOYEE        OFFICER LIFE
                                          SSRP PLANS       COMPENSATION PLAN     STOCK OWNERSHIP     INSURANCE
                               YEAR         ($)(*)            BALANCES ($)          PLAN ($)        PROGRAMS ($)
----------------------------------------------------------------------------------------------------------------
Peter G. Danis Jr. ..........  1996        $ 24,626             $ 28,376             $     0          $  3,933
                               1995          21,166               22,336               2,000             4,182
Richard L. Black.............  1996          11,007                2,649                   0               827
                               1995           6,189                  419                   0                 0
Christopher C. Milliken......  1996          10,968                2,966                   0             2,294
                               1995           9,294                1,562               1,820             1,768
Carol B. Moerdyk.............  1996          10,811                5,356                   0             7,956
                               1995           9,735                3,730               1,450             7,923
Lawrence E. Beeson...........  1996           9,509                1,221                   0               799
                               1995           5,180                   87                  70               518
----------------------------------------------------------------------------------------------------------------

(*) The Company's Executive Deferred Compensation Plan is an unfunded plan pursuant to which key executives of the Company, including executive officers, could irrevocably elect to defer receipt of a portion (6% to 20% for executive officers) of their 1995 annual base salary until termination of employment or beyond. The Company's 1995 Executive Officer Deferred Compensation Plan is an unfunded plan pursuant to which executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts so deferred are generally credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. The SSRP is a profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code which contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code.

     Stock Options. The following table provides detailed information regarding option grants under the Key Executive Stock Option Plan ("KESOP") during 1996 to the five executives named in the Summary Compensation Table as well as to all executive officers as a group and nonofficer employees as a group:

                           OPTION/SAR GRANTS IN 1996
--------------------------------------------------------------------------------

                                                           INDIVIDUAL GRANTS
                                        --------------------------------------------------------
                                         NUMBER OF
                                         SECURITIES       PERCENT OF                               GRANT DATE VALUE
                                         UNDERLYING     TOTAL OPTIONS/    EXERCISE                 -----------------
                                        OPTIONS/SARS   SARS GRANTED TO     OR BASE                    GRANT DATE
                                          GRANTED        EMPLOYEES IN       PRICE     EXPIRATION     PRESENT VALUE
                 NAME                       (#)          FISCAL YEAR      ($/SH)(1)      DATE           ($)(2)
--------------------------------------------------------------------------------------------------------------------
Peter G. Danis Jr.....................      87,000           17.4%         $ 25.50      1/31/06       $   794,310
Richard L. Black......................      32,000            6.4            25.50      1/31/06           292,160
Christopher C. Milliken...............      32,000            6.4            25.50      1/31/06           292,160
Carol B. Moerdyk......................      32,000            6.4            25.50      1/31/06           292,160
Lawrence E. Beeson....................      13,200            2.6            25.50      1/31/06           120,516
Executive officers as a group.........     242,600           48.4            25.50      1/31/06         2,214,938
                                                                                        1/31/06-
Nonofficer employees as a group.......     258,600           51.6            25.57      2/12/06         2,366,190
--------------------------------------------------------------------------------------------------------------------

(1) Under the KESOP, the exercise price must be the fair market value at the date of grant. Options granted under this plan during 1996 were fully vested when granted. However, except for specific situations, the options are exercisable only as follows: one-third of each option is exercisable after one year from the grant date, two-thirds of each option is exercisable after two years from the grant date, and the entire option is exercisable after three years from the grant date. Under the plan, no options may be granted after February 20, 2005. The exercise price of options granted to nonofficer employees as a group is the weighted average of options granted during 1996. The expiration dates are 10 years after the grant date of each option grant.

(2) In accordance with the rules of the Securities and Exchange Commission, "Grant Date Value" has been calculated using the Black-Scholes model of option valuation. The model assumes: (a) risk-free interest rate of 5.2%,
    (b) expected stock price volatility of 35%, (c) expected option term of 4.2 years, and (d) no dividends. Based on this model, the calculated values of the options on January 30, 1996 (grant date), are $9.13 per share granted.

     The following table sets forth information concerning the exercise of stock options during 1996 and the year-end value of all unexercised stock options granted under the KESOP to the five executives named in the Summary Compensation Table.

       AGGREGATE OPTION/SAR EXERCISES FOR 1996 AND 1996 OPTION/SAR VALUES
--------------------------------------------------------------------------------

                                                                                                VALUE OF
                                                                  NUMBER OF                   UNEXERCISED
                                                            SECURITIES UNDERLYING             IN-THE-MONEY
                                                            UNEXERCISED OPTIONS/            OPTIONS/SARS AT
                       SHARES ACQUIRED       VALUE           SARS AT 12/31/96(#)              12/31/96($)
        NAME            UPON EXERCISE     REALIZED(1)     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
------------------------------------------------------------------------------------------------------------------
Peter G. Danis Jr....            0         $       0            44,934/176,866              $381,939/763,861
Richard L. Black.....            0                 0            11,266/ 54,534                95,761/191,539
Christopher C.
  Milliken...........       14,000           295,018               134/ 60,266                 1,139/240,261
Carol B. Moerdyk.....            0                 0            14,134/ 60,266               120,139/240,261
Lawrence E. Beeson...            0                 0            14,134/ 41,466               120,139/240,261
------------------------------------------------------------------------------------------------------------------

(1) The "value realized" represents the difference between the option's exercise price and the value of the Company's common stock at the time of exercise.

(2) This column indicates the aggregate amount, if any, by which the common stock share price on December 31, 1996, $21.00, exceeded the options' exercise price.

OTHER BENEFIT PLANS

     Pension Plan. The Company is a participating employer in the Boise Cascade Corporation Pension Plan for Salaried Employees (the "Pension Plan"). The estimated annual benefits payable upon retirement at age 65 under the Pension Plan for specified levels of average remuneration and years of service are described in the following table:

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                                   YEARS OF SERVICE
                 -------------------------------------------------------------------------------------
REMUNERATION        5           10           15           20           25           30           35
------------
  $175,000       $10,938     $ 21,875     $ 32,813     $ 43,750     $ 54,688     $ 65,625     $ 76,563
   200,000        12,500       25,000       37,500       50,000       62,500       75,000       87,500
   250,000        15,625       31,250       46,875       62,500       78,125       93,750      109,375
   300,000        18,750       37,500       56,250       75,000       93,750      112,500      131,250
   400,000        25,000       50,000       75,000      100,000      125,000      150,000      175,000
   500,000        31,250       62,500       93,750      125,000      156,250      187,500      218,750
   600,000        37,500       75,000      112,500      150,000      187,500      225,000      262,500
   700,000        43,750       87,500      131,250      175,000      218,750      262,500      306,250
   800,000        50,000      100,000      150,000      200,000      250,000      300,000      350,000
------------------------------------------------------------------------------------------------------

     The Pension Plan entitles each vested employee, including executive officers, to an annual pension benefit at normal retirement equal to 1 1/4% of the highest average of any five consecutive years of salary and other compensation (as defined in the plan) out of the last ten years of employment, multiplied by the employee's years of service.

     The years of service determined under the provisions of the Pension Plan as of December 31, 1996, for each of the executive officers listed in the Summary Compensation Table were as follows: Peter G. Danis Jr., 29; Richard L. Black, 3; Christopher C. Milliken, 19; Carol B. Moerdyk, 16; and Lawrence E. Beeson, 2.

     For purposes of determining the benefit amount under the pension plan, an employee's base salary is used, plus amounts earned under the Company's variable incentive compensation program (only "Salary" and "Bonus" from the Summary Compensation Table). The Company-provided pension would, as of December 31, 1996, be based on the following compensation amounts, which represent the highest average of each executive's annual compensation during any five consecutive years for 1987 through 1996: Messrs. Danis, $498,151; Black, $282,322; Milliken, $207,092; and Beeson, $259,963; and Ms. Moerdyk, $224,849.

     Benefits are computed (as in the foregoing table) on a straight-life annuity basis and are not subject to offset by social security or other retirement-type benefits. An employee is 100% vested in his or her pension benefit after five years of service, except for certain breaks in service. If an employee is entitled to a pension benefit under the Company's pension plan in excess of the limitations imposed by the Internal Revenue Code on tax-qualified plans, the Company has an unfunded Supplemental Pension Plan, under which the excess benefits will be paid from the Company's general assets. The benefit earned under the qualified pension plan is reduced by deferred compensation under any nonqualified deferred compensation plan of the Company. The Company's Supplemental Pension Plan will also provide payments to the extent that participation in these deferred compensation plans has the effect of reducing an individual's pension benefit under the qualified plan.

     The plan provides that in the event of a change in control (as defined in the plan) of Boise Cascade, the ability of the plan sponsor or its successor to recoup surplus plan assets, if any, will be restricted. In general, after a change in control, if (a) the plan is terminated, (b) the plan is merged or consolidated with another plan, or (c) the assets of the plan are transferred to another plan, then the surplus assets of the plan, if any, will be allocated among the plan's participants and beneficiaries on a pro rata basis. This restriction may not be amended after a change in control without the consent of a majority (in number and interest) of plan participants and beneficiaries.

     Early Retirement Plan. The Company also has an Early Retirement Plan for certain executive officers 55 years of age or older who have ten or more years of service with the Company and who retire or are requested to retire at the Company's convenience prior to the normal retirement age of 65. The plan will pay an eligible executive officer an early retirement benefit prior to age 65 equal to the amount of the officer's benefit calculated under the Pension Plan for Salaried Employees without reduction due to early retirement. Messrs. Danis and Milliken and Ms. Moerdyk participate in this plan.

     Executive Officer Agreements. The Company has entered into agreements with Messrs. Danis and Milliken and Ms. Moerdyk who are also executive officers (but not employees) of Boise Cascade. These agreements formalize the Company's intention to pay severance benefits in the event that any of those persons' employment with the Company is terminated subsequent to a change in control (as defined in the agreements) of Boise Cascade. Boise Cascade has entered into similar agreements with all its executive officers. The board of directors believes that these executive officers have made and will continue to make substantial contributions to the Company and its future business prospects. The agreements are intended to induce these executive officers to remain in the employ of the Company and to help ensure that the Company and the board of directors will have the benefit of these executive officers' services without distraction in the face of a change in control of the Company's majority shareholder. The agreements provide severance benefits and generally protect benefits the executive officers have already earned or have a reasonable right to expect, based on existing Company benefit plans, in the event their employment is terminated as a consequence of a change in control.

     Under the agreements, benefits are paid if, after a change in control, the Company terminates the executive other than for cause or disability (as defined in the agreements) or if the executive terminates his or her employment following certain actions (as specified in the agreements) by the Company which would adversely affect the executive. These severance benefits include: (a) the executive's salary through the termination date; (b) severance pay equal to three times the executive's annual base salary and target incentive pay, reduced by any severance pay which the executive receives in accordance with the Company's Severance Pay Policy for Executive Officers, which is currently an amount equal to the executive's annual base salary; (c) vacation pay in accordance with the Company's Vacation Policy; (d) an amount equal to any earned but unpaid bonus under the Key Executive Performance Plan (or substitute plan) for the year preceding termination and an award under the Key Executive Performance Plan (or substitute plan) equal to the greater of the executive's target award prorated through the month in which termination occurs or the actual award through the end of the month prior to termination based upon the award criteria for the plan in which the executive is participating prorated through the month in which termination occurs; (e) acceleration of the exerciseability of stock options held by the executive; (f) benefits under the Company's Supplemental Early Retirement Plan; and (g) certain additional retirement and other employee benefits. The agreements also provide that following such termination of employment, the Company will maintain, at the Company's expense, in full force and effect for up to one year, all employee benefit plans and programs in which the executive was entitled to participate immediately prior to the date of termination, or will substitute arrangements providing substantially similar benefits, and will also continue its participation in the Executive Officer Life Insurance Program until the insurance policy is fully paid. The agreements also provide that the Company will pay legal fees and expenses incurred by the executive to enforce his or her rights or benefits under the agreements.

     Under the agreements, the executive officer is obligated to remain in the employ of the Company for a period of six months following the first potential change in control (as defined in the agreements) of Boise Cascade. The aggregate amount of payments and other benefits (not including legal fees, if any) which would be paid pursuant to the executive officer agreements in excess of the plan benefits to which the executive would be entitled absent the agreements, if determined as of December 31, 1996, would be approximately as follows: Messrs. Danis, $2,846,373, and Milliken, $1,472,312, and Ms. Moerdyk, $1,299,381
(payments which would be made subsequent to the termination date have been discounted as of December 31, 1996, in accordance with the requirements of
Section 280G of the Internal Revenue Code, at a rate of 7.45%). Actual payments at any future date, if made, may vary, depending in part upon the accruals under the variable compensation plans and benefit plans.

     Each agreement continues in effect until December 31, 1999, and is automatically extended on each January 1 for a new three-year period, unless by September 30 of the preceding year, the Company gives notice that it does not wish to extend the agreement. The agreements concisely summarize the Company's compensation plans, practices, and intent in the event of termination of the executives subsequent to a change in control of the Company's majority shareholder. The board of directors believes the agreements are in the best interests of the Company and the shareholders.

     Deferred Compensation and Benefits Trust. The Company has established a deferred compensation and benefits trust to ensure that participants and their beneficiaries under several of the Company's nonqualified and unfunded deferred compensation plans and the executive officer agreements will receive benefits they have earned and to which they are entitled in the event of a change in control of the Company's majority shareholder (as defined in the plans and the agreements). Under the terms of the plans and agreements, the trust will be revocably funded in the event of a potential change in control. Upon any actual change in control, the funding will be irrevocable, and the trust will make payment to participants under the plans and agreements on behalf of the Company. The trustee's fees and expenses will be paid by the Company or out of the trust assets. The trust assets will be accessible to the claims of creditors of the Company in the event of bankruptcy or insolvency. The existence and any subsequent funding of the trust will not increase the benefits to which any individual participants are entitled under any of the covered plans and agreements.

     Indemnification. The Company will indemnify, to the extent permitted by Delaware law, its directors and officers against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors and officers. The Company has obtained insurance which insures, within stated limits, the directors and officers against these liabilities. The aggregate amount of the premium on the policies for 1996 was $100,000.

RELATED PARTY TRANSACTIONS

     Boise Cascade currently owns approximately 81% of the outstanding shares of common stock of the Company. The Company supplies office products to Boise Cascade and purchases certain paper and paper products from Boise Cascade. During the year ended December 31, 1996, the Company's sales to Boise Cascade were $2,047,000, and its purchases from Boise Cascade were $192,837,000. The Company anticipates that its sales and purchases with Boise Cascade during 1997 will exceed those in 1996.

     The Company and Boise Cascade have entered into a number of interrelated agreements with respect to their ongoing relationships. Because of the complexity of the various relationships between the Company and Boise Cascade, there can be no assurance that each of the agreements, or the transactions provided for therein, considered separately, has been or will be effected on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. However, it has been the intention of the Company and Boise Cascade that these agreements and transactions, taken as a whole, should accommodate their respective interests in a manner that is fair to all parties, while continuing certain mutually beneficial joint arrangements.

     Additional or modified arrangements and transactions may be entered into by the Company and Boise Cascade. While any such future arrangements and transactions are expected to be determined through negotiation between them, there can be no assurance that conflicts of interest will not occur. Although the Company has not adopted any formal procedures designed to assure that conflicts of interest will not occur, the Company intends to seek the approval of its independent directors for any agreement which its management or any independent director of the Company believes to be of material importance to the Company and to involve a significant conflict of interest with Boise Cascade.

     The following is a summary of certain arrangements and transactions between the Company and Boise Cascade or its affiliates.

     Paper Sales Agreement. The majority of the purchases from Boise Cascade are pursuant to a Paper Sales Agreement whereby Boise Cascade sells the Company cutsize paper, including copier and fax paper. The prices paid for this paper by the Company are based upon a formula meant to approximate prevailing market prices. The agreement has an initial term of 20 years, commencing April 1, 1995. It will be automatically renewed for five-year periods, subject to certain termination rights under specific circumstances.

     Administrative Services Agreement. The Company and Boise Cascade also have an agreement under which Boise Cascade provides various services to the Company. These services include, among others, financial reporting, cash management, human resources services, legal and corporate secretarial functions, internal audit, benefits administration, transfer agent functions, and insurance. These services are provided for varying periods, from one to five years, and are subject to renewal or termination from time to time. The rates charged for these services are consistent with amounts that have been charged to this business by Boise Cascade in the past and reflect a reasonable approximation of the cost to Boise Cascade of providing such services to the Company. During 1996, the fees paid to Boise Cascade under this agreement were $2,362,000.

     Tax Matters Agreement. The Company and Boise Cascade have also entered into an agreement which governs the allocation between the parties of state and federal tax liabilities and obligations. Since April 1, 1995, the Company has been responsible for all tax liabilities incurred by it. Boise Cascade has the obligation to provide tax administration for the Company subject to the Company's obligation to reimburse Boise Cascade for the administration costs.

     Shareholder Agreement. The Company and Boise Cascade have an agreement relating to certain rights which Boise Cascade has to purchase shares of voting stock or securities convertible into voting stock which the Company may wish to sell from time to time. In addition, this agreement gives Boise Cascade certain registration rights (both demand and participation) for shares of the Company which it holds.

INFORMATION AVAILABLE TO SHAREHOLDERS

     The Company's 1996 Annual Report is being mailed to shareholders with this proxy statement. Copies of the 1996 Annual Report to shareholders and the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission may be obtained without charge from the Company's Investor Relations Department, 800 West Bryn Mawr Avenue, Itasca, Illinois 60143-1594, 630/775-4228, or through the Company's home page on the Internet at http://www.bcop.com. Financial statements are also on file with the Securities and Exchange Commission, Washington, D.C., and with the New York Stock Exchange.

SHAREHOLDER PROPOSALS

     Shareholder Proposals in Company's Proxy Statement. Shareholders wishing to submit proposals for inclusion in the Company's proxy statement for the 1998 annual meeting of shareholders must submit their proposals for receipt by the Company not later than November 11, 1997.

     Shareholder Proposals Not in Company's Proxy Statement. Shareholders wishing to present proposals for action at a meeting of the Company's shareholders must do so in accordance with the Company's Restated Certificate of Incorporation. A shareholder must give timely notice of the proposed business to the Corporate Secretary. To be timely, a shareholder's notice must be in writing, delivered or mailed (postage prepaid) to and received by the Corporate Secretary not less than 60 days or more than 120 days prior to the meeting, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the shareholder proposes to bring before the meeting, the notice to the Corporate Secretary must include: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of the shareholder proposing the business, (c) the class and number of shares of the Company's stock which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in the business to be brought before the meeting.

     The chairman of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the Company's Restated Certificate of Incorporation.

     Shareholder Nominations for Directors. In accordance with the Company's Restated Certificate of Incorporation, shareholders wishing to directly nominate candidates for the board of directors must do so in writing, delivered or mailed (postage prepaid) to and received by the Corporate Secretary not less than 60 days or more than 120 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, the nomination must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice shall set forth: (a) the name and record address of the shareholder who intends to make the nomination; (b) the name, age, business address and, if known, residence address of each nominee; (c) the principal occupation or employment of each nominee; (d) the class and number of shares of stock of the Company which are beneficially owned by each nominee and by the nominating shareholder; (e) any other information concerning the nominee that must be disclosed about nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (f) the executed consent of each nominee to serve as a director of the Company if elected.

     The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the chairman does so, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

BENEFICIAL OWNERSHIP

     The table below sets forth certain information as of December 31, 1996, as to each person or entity known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities:
--------------------------------------------------------------------------------

                                                                                           NUMBER OF
                                                                                             SHARES            PERCENT
                                                      NAME AND ADDRESS                    BENEFICIALLY            OF
           TITLE OF CLASS                           OF BENEFICIAL OWNER                      OWNED              CLASS
-----------------------------------------------------------------------------------------------------------------------
Common Stock,                       Boise Cascade Corporation                               50,750,000(1)          81%
  $.01 Par Value                    1111 W. Jefferson Street
                                    P.O. Box 50
                                    Boise, ID 83728

--------------------------------------------------------------------------------

(1) Boise Cascade reported on a Schedule 13G that it was the beneficial owner of 50,750,000 shares of the Company's common stock. This report indicates that Boise Cascade has sole voting and investment power for all 50,750,000 shares.

PROXIES AND VOTING AT THE MEETING

     As of February 27, 1997, the record date for the determination of shareholders entitled to vote at the meeting, 62,888,440 shares of the Company's common stock were outstanding. Each holder of record of the outstanding shares of common stock on the record date is entitled to one vote for each share held on every matter submitted to the meeting.

     Participants in the Boise Cascade Office Products Corporation Common Stock Fund of Boise Cascade's Savings and Supplemental Retirement Plan, Qualified Employee Savings Trust (QUEST), and Retirement Savings Plan (RSP) are entitled to instruct the Plans' trustee how to vote the shares held in the trust. Shares for which voting instructions are not provided by participants will be voted by the trustee in proportion to the instructions received from participants.

PROXY SOLICITATION

     The cost of soliciting proxies, including the cost of reimbursing brokers for forwarding proxies and proxy material to their principals, will be borne by the Company. Proxies also may be solicited personally or by telephone or electronic transmission by directors, officers, and other employees of the Company, but these persons will not be specially compensated for this service. The Company has retained D. F. King and Company Inc. at a fee estimated not to exceed $4,500, plus expenses, to aid in distributing materials and soliciting proxies.

     YOU ARE REQUESTED TO PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT IT WILL BE AVAILABLE FOR USE AT THE MEETING.

                                          A. James Balkins III
                                          Corporate Secretary

March 11, 1997

                                      LOGO
         This Notice and Proxy Statement is printed on recycled-content
          ASPEN(TM) Lightweight Opaque paper produced by Boise Cascade
           Corporation's papermakers at its St. Helens, Oregon, mill.
          This paper is made with no less than 10% postconsumer fiber.

     [MAP DESCRIBING LOCATION OF BOISE CASCADE OFFICE PRODUCTS CORPORATION]

[LOGO]  BOISE CASCADE OFFICE PRODUCTS CORPORATION        800 W. Bryn Mawr Avenue
PROXY   ANNUAL MEETING OF SHAREHOLDERS, APRIL 22, 1997     Itasca, IL 60143-1594

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints George J. Harad, Peter G. Danis Jr., and John W. Holleran as proxies, each with the power to appoint his substitute. The proxies are appointed to represent and to vote all the shares of Boise Cascade Office Products Corporation stock beneficially owned by the undersigned on February 27, 1997, at the annual meeting of shareholders to be held on April 22, 1997, and any adjournment thereof. The proxies are appointed with all the powers the undersigned would possess if personally present to vote upon matters noted below, as well as with discretionary authority to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

1. Election of Directors:     James G. Connelly III        Peter G. Danis Jr.
   [ ] FOR all nominees       [ ] WITHHOLD AUTHORITY       WITHHOLD AUTHORITY for the following nominee(s) only:
       (except as may be          for all nominees         write name(s):_______________________________________
       indicated)                                                        _______________________________________

2. Appointment of Arthur Andersen LLP as independent accountants for 1997.
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on all of these matters, then proposals 1 and 2, if unmarked, will receive FOR votes.

This card provides voting authority for all beneficial holdings of Boise Cascade Office Products Corporation shares.

Please sign exactly as the name appears below and date this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer. When signing as a partnership, sign in partnership name by an authorized person.



                            ----------------------------            -----------
                              Signature of Shareholder                  Date

                            ----------------------------            -----------
                              Signature of Shareholder                  Date


  Forward this card to D. F. King (solicitor) or to Corporate Election Services
          (independent tabulator), P.O. Box 2400, Pittsburgh, PA 15230

                                                     [LOGO]
                                                     BOISE CASCADE
                                                     OFFICE PRODUCTS CORPORATION

Dear Shareholder:

The Boise Cascade Office Products Corporation annual meeting of shareholders will be held in the Company's corporate headquarters building in Itasca, Illinois, at 10 a.m., Central daylight time, April 22, 1997.

Shareholders of record on February 27, 1997, are entitled to vote, in person or by proxy, at the meeting. The proxy card attached to the bottom of this page is for your use in designating proxies and providing voting instructions.

The attached card serves both as a proxy designation (for shareholders of record, including those holding shares in the BCOP Employee Stock Purchase Plan) and as voting instructions (for Boise Cascade employee savings plan participants). As "named fiduciaries," participants in the BCOP stock funds of the employee savings plans are entitled to provide voting instructions to the Trustee, using this card, for shares in the BCOP stock fund of the savings plan in which they participate.

Individual proxy/voting instruction cards will be received and tabulated by Corporate Election Services, Inc., in Pittsburgh, Pennsylvania, an independent tabulator.

Please indicate your voting preferences on the card, SIGN and DATE the card, and return it to the independent tabulator in the envelope provided. EMPLOYEE SAVINGS PLAN PARTICIPANTS' VOTING INSTRUCTIONS ARE COMPLETELY CONFIDENTIAL.

                                                            Thank you.

                        (fold and tear along perforation)

PROXY AND VOTING INSTRUCTION CARD      BOISE CASCADE OFFICE PRODUCTS CORPORATION
                                                  ANNUAL MEETING OF SHAREHOLDERS
                                                                  APRIL 22, 1997


The Board of Directors recommends a vote FOR all nominees listed below and FOR proposal 2.

1.  Election of Directors:   James G. Connelly III     Peter G. Danis Jr.
    [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY    WITHHOLD AUTHORITY for the following nominee(s) only:
        (except as may be        for all nominees      write name(s):_______________________________________
        indicated)                                                   _______________________________________

2.  Appointment of Arthur Andersen LLP as independent accountants for 1997.
    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


                            ----------------------------            -----------
                              Signature of Shareholder                  Date

                            ----------------------------            -----------
                              Signature of Shareholder                  Date

                            Shareholder(s) must sign as name(s) appear in account registration printed to the left.

Forward this card to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA  15230

                         (Instructions on Reverse Side)

       Printed on Boise Cascade Corporation's SUMMIT(R) TAG-X, 100# White,
                      which is made in St. Helens, Oregon.

PROXY AND VOTING INSTRUCTION CARD      BOISE CASCADE OFFICE PRODUCTS CORPORATION
                                                  ANNUAL MEETING OF SHAREHOLDERS
                                                                  APRIL 22, 1997


THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS.

The undersigned appoints George J. Harad, Peter G. Danis Jr., and John W. Holleran as proxies, each with the power to appoint his substitute. The proxies are appointed to represent and to vote all the shares of Boise Cascade Office Products Corporation stock held of record by the undersigned on February
27, 1997, at the annual meeting of shareholders to be held on April 22, 1997 and any adjournment thereof. The proxies are appointed with all the powers the undersigned would possess if personally present to vote upon matters noted herein, as well as with discretionary authority to vote upon such other matters as may properly come before the meeting. This card also provides voting instructions to the Trustee for shares subject to the undersigned's voting instructions in employee savings plans.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on all these matters, then proposals 1 and 2, if unmarked, will receive FOR votes.

                          (To be SIGNED on other side)